UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

AmeriGas Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 337-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 27, 2011, AmeriGas Partners, L.P. (the “Partnership”) issued a press release announcing the Partnership’s intention to offer, subject to market and other conditions, $450 million of senior notes due 2019 (the “Notes”). The Notes will be issued pursuant to that certain indenture dated January 20, 2011 by and among the Partnership and AmeriGas Finance Corp., as issuers, and U.S. Bank National Association, as Trustee (the “Indenture”). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Also on July 27, 2011, the Partnership issued a press release announcing a cash tender offer and consent solicitation for any and all of the Partnership’s $350 million aggregate principal amount of outstanding 7 1/8% Senior Notes Due 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 27, 2011 announcing the Notes offering.

99.2 Press Release dated July 27, 2011 announcing the tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

July 27, 2011	By:	/s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 27, 2011 announcing the Notes offering.

99.2	Press Release dated July 27, 2011 announcing the tender offer and consent solicitation.